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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               SEPTEMBER 15, 1999



                           LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)


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
         DELAWARE                    0-30242              72-1449411
(State or other jurisdiction     (Commission File       (IRS Employer
      of incorporation)              Number)           Identification No.)
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                               LAMAR MEDIA CORP.
             (Exact name of registrant as specified in its charter)


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
         DELAWARE                    001-12407             72-1205791
(State or other jurisdiction     (Commission File         (IRS Employer
     of incorporation)                Number)           Identification No.)
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             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
             (Address of principal executive offices and zip code)

                                 (225) 926-1000
              (Registrants' telephone number, including area code)

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                                EXPLANATORY NOTE

         On July 20, 1999, Lamar Advertising Company completed a corporate reorganization to create a new holding company structure. The reorganization was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of Lamar Advertising Company became stockholders in a new holding company and Lamar Advertising Company became a wholly-owned subsidiary of the new holding company. The new holding company took the Lamar Advertising Company name and the old Lamar Advertising Company was renamed Lamar Media Corp. In the merger, all outstanding shares of old Lamar Advertising Company's capital stock were converted into shares of the new holding company with the same voting powers, designations, preference and rights, and the same qualifications, restrictions and limitations, as the shares of old Lamar Advertising Company. Following the restructuring, the Class A common stock of the new holding company trades under the symbol "LAMR" on the Nasdaq National Market with the same CUSIP number as the old Lamar Advertising Company's Class A common stock.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         On September 15, 1999, Lamar Media Corp. acquired all of the outstanding capital stock of Chancellor Media Outdoor Corporation and Chancellor Media Whiteco Outdoor Corporation (collectively "Chancellor Outdoor") for consideration consisting of approximately $700 million of cash and 26,227,273 shares of Lamar Advertising Company Class A Common Stock valued at approximately $947 million. As a result of this acquisition, Lamar Media Corp. acquired outdoor advertising assets consisting of approximately 42,700 outdoor advertising display faces. Funds for the acquisition were provided from borrowings under Lamar Media Corp.'s revolving credit facility with a group of banks led by The Chase Manhattan Bank. The nature and amount of the consideration paid in the acquisition were determined by negotiation between Lamar Advertising Company and Chancellor Media Corporation of Los Angeles and Chancellor Mezzanine Holdings Corporation, the parent entities of Chancellor Outdoor, following a bidding process in which Chancellor Media Corporation of Los Angeles and Chancellor Mezzanine Holdings Corporation solicited proposals from potential acquirers. Prior to the acquisition there was no material relationship between Chancellor Outdoor or their respective parent corporations, on the one hand, and Lamar Advertising Company or any of its affiliates, directors or officers, or any associate of any such director or officer, on the other hand.

ITEM 5.    OTHER EVENTS.

         Lamar Advertising Company and Lamar Media Corp. are also filing this report to provide updated historical financial statements and related notes for Chancellor Outdoor as well as to include updated pro forma financial information of Lamar Advertising Company giving effect to the acquisition.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  99.1 Unaudited consolidated balance sheet of Chancellor Media Outdoor Corporation as of June 30, 1999 and unaudited consolidated statement of operations, stockholders' deficit and cash flow for the six-month period ended June 30, 1999. Filed herewith.

                  99.2 Unaudited condensed consolidated pro forma statement of earnings (loss) of Lamar Advertising Company giving effect to the Chancellor Outdoor acquisition for the year ended December 31, 1998 and the six months ended June 30, 1999 and unaudited condensed consolidated pro forma balance sheet of Lamar Advertising Company giving effect to the Chancellor Outdoor acquisition at June 30, 1999. Filed herewith.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 22, 1999            LAMAR ADVERTISING COMPANY

                                     By: /s/ KEITH A. ISTRE
                                         --------------------------------
                                         Keith A. Istre
                                         Treasurer and Chief Financial Officer


Date:  November  22, 1999            LAMAR MEDIA CORP.

                                     By: /s/ KEITH A. ISTRE
                                         --------------------------------
                                         Keith A. Istre
                                         Treasurer and Chief Financial Officer


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                                 EXHIBIT INDEX

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
EXHIBIT NO.                        DESCRIPTION
-----------                        -----------
  99.1 Unaudited consolidated balance sheet of Chancellor Media Outdoor Corporation as of June 30, 1999 and unaudited consolidated statement of operations, stockholders' deficit and cash flow for the six-month period ended June 30, 1999. Filed herewith.

  99.2 Unaudited condensed consolidated pro forma statement of earnings (loss) of Lamar Advertising Company giving effect to the Chancellor Outdoor acquisition for the year ended December 31, 1998 and the six months ended June 30, 1999 and unaudited condensed consolidated pro forma balance sheet of Lamar Advertising Company, giving effect to the Chancellor Outdoor acquisition at June 30, 1999. Filed herewith.
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